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                                                                      Exhibit 21

                     UNION TANK CAR COMPANY AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                             as of December 31, 2002

                                                              Jurisdiction Under
                                                                 Which Organized
                                                                 ---------------

Amarillo Gear Company                                             Delaware
Bushwick Metals, Inc.                                             Delaware
Enersul Inc.                                                      Alberta
E. S. Investments Inc.                                            Alberta
EXSIF SAS*                                                        France
EXSIF Worldwide, Inc.*                                            Delaware
Future Metals, Inc.                                               Delaware
M/K Express Company                                               Delaware
M/K Express Services Company                                      Delaware
Marmon Distribution Services LLC                                  Delaware
Marmon Transportation Services LLC                                Delaware
Marmon/Keystone Anbuma, S.A.                                      Belgium
Marmon/Keystone Corporation                                       Delaware
The Marmon Group of Canada Ltd.                                   Canada
McKenzie Valve & Machining Company                                Delaware
Penn Machine Company                                              Delaware
Procor Alberta Inc.                                               Alberta
Procor Holdings Inc.                                              Canada
Procor Sulphur Services Inc.                                      Alberta
Rail Car Associates Limited Partnership                           Illinois
Railserve, Inc.                                                   Delaware
Railserve Inc.                                                    Canada
Robertson Inc.                                                    Canada
Tiger Industries L.P.                                             Alberta
Tiger-Sunbelt Industries, Inc.                                    Delaware
Trackmobile, Inc.                                                 Georgia
Uni-Form Components Co.                                           Delaware
Union Tank Car Rail Services Company                              Delaware
WCTU Railway Company                                              Oregon
Worldwide Containers, Inc.                                        Delaware

All subsidiaries listed above are wholly-owned, except for Worldwide Containers, Inc., of which the Company owns 79.8%, and its subsidiaries (which are marked above with an asterisk), and are included in the consolidated financial statements incorporated herein.